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Confirmed Copy
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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
   Date of Report  (Date of earliest event reported)      February 20, 1998

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                      33-22097-NY             11-2908692
  (State or jurisdiction of             (Commission          (I.R.S. employer
incorporation or organization)          File Number)      identification number)

 5151 San Felipe, Suite 450
       Houston, Texas                                             77056
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:           (713) 621-7911

Former name or former address if
changed since last report:                                    Not Applicable
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On February 20, 1998, Boots & Coots International Well Control, Inc. (the "Company"), completed the acquisition of all of the outstanding shares of common stock of Code 3, Inc., a Texas Corporation ("Code 3"), in a "reverse triangular merger" between Code 3 and B&C/ITS, a Texas corporation wholly owned by the Company and founded for the purpose of engaging in the merger with Code
3. Code 3 is a hazardous material emergency response and remediation company with operational offices in Houston, San Antonio, Laredo, El Paso, Harlingen, Fort Worth and Denver, Colorado.

     Consideration for the acquisition of Code 3, with an effective date for audited purchase price adjustments of December 31, 1997, was $570,568 in cash; the assumption of corporate secured debt and interest thereon of approximately $1,250,000 at closing; and the issuance at closing of 488,136 shares of the Company's common stock, of which 158,646 shares were delivered into escrow to secure certain indemnification obligations of the stockholders of Code 3.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         a. Financial Statements and Pro Forma Financial Information.

            As of the date of this filing, it is impracticable for the registrant to provide the financial statements and information specified in Item 7 of Form 8-K. The registrant intends to file an amendment to Form 8-K to include such financial statements and information not later than May 6, 1998.


         b. Exhibits.

            2.1 Agreement and Plan of Merger and Reorganization among Boots &
                Coots International Well Control, Inc., B&C/ITS, Inc. and Code 3, Inc. and the Stockholders of Code 3, Inc. dated February 19, 1998. The following attachments and schedules have been omitted:
                Annexes I, II, III and IV; the Disclosure Schedules of Code 3 and the Stockholders of Code 3; the Disclosure Schedule of the Company and B&C/ITS, Inc.; and the closing certificate and ancillary document listed in Section 9 of Exhibit 2.1.

           99.1 Press release dated February 20, 1998
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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 9, 1998              Boots & Coots International Well Control, Inc.


                                 By: /s/ Thomas L. Easley
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                                    Thomas L. Easley
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)